                                                                     Exhibit 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                     TRANSWESTERN PUBLISHING COMPANY, L.P.



        This Certificate of Limited Partnership of TransWestern Publishing Company, L.P. is being executed by the undersigned for the purpose of forming a limited partnership under Chapter 17, Title 6 of the Code of the State of Delaware.

1.      Name of Partnership.

        The name of the Partnership is TransWestern Publishing Company, L.P.

2.      Registered Office and Registered Agent.

        The address of the registered office of the Partnership in Delaware is c/o the Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent of the Partnership is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.      Name and Address of General Partner.

        The General Partner of the Partnership is TransWestern Communications Company, Inc., having a principal place of business at c/o Morgan, Lewis & Bockius, 101 Park Avenue, New York, NY 10178.

        IN WITNESS WHEREOF, the undersigned have executed this instrument this 29th day of April, 1993.

                                        GENERAL PARTNER:

                                        TRANSWESTERN COMMUNICATIONS
                                        COMPANY, INC.


                                        By:   /s/ Laurence H. Bloch
                                           ----------------------------
                                             Name:  Laurence H. Bloch
                                              Title: President

                             CERTIFICATE OF MERGER

                       OF TRANSWESTERN PUBLISHING COMPANY

                   INTO TRANSWESTERN PUBLISHING COMPANY, L.P.


        The undersigned limited partnership organized and existing under and by virtue of the Revised Uniform Limited Partnership Act of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the name and state of formation of each of the constituent business entities of the merger (the "Merger") is as follows:

        NAME                                      STATE OF FORMATION
        ----                                      ------------------
        TransWestern Publishing Company               Delaware
        TransWestern Publishing Company, L.P.         Delaware

        SECOND: That an Agreement of Merger between the parties to the Merger has been approved, and adopted in the manner prescribed by law by the board of directors of each of TransWestern Publishing Company and TransWestern Communications Company, Inc., acting as sole general partner of TransWestern Publishing Company, L.P., and has been certified, acknowledged and executed by each of the constituent business entities in accordance with the requirements of Section 17-211 of the Revised Uniform Limited Partnership Act of Delaware and Section 263 of the General Corporation Law of the State of Delaware, and a copy of said Agreement of Merger is attached hereto as Exhibit A.

        THIRD: That the name of the surviving limited partnership of the Merger is TransWestern Publishing Company, L.P.

        FOURTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving limited partnership, the address of which is c/o Continental Illinois Venture Corporation, 231 S. LaSalle Street, Chicago, Illinois 60697.

        FIFTH: That a copy of the Agreement of Merger will be furnished by the surviving limited partnership, on request and without cost, to any partner or stockholder of any constituent business entity.

Dated: May 13, 1993

                                       TRANSWESTERN PUBLISHING
                                       COMPANY, L.P.

                                       By TRANSWESTERN COMMUNICATIONS
                                          COMPANY, INC.
                                          its General Partner


                                          By:    /s/ Laurence H. Bloch
                                             ----------------------------------
                                                Name:  Laurence H. Bloch
                                                Title: Executive Vice President

                              AGREEMENT OF MERGER

     AGREEMENT OF MERGER, dated this 13th day of May, 1993, pursuant to Section 17-211 of the Revised Uniform Limited Partnership Act of Delaware, between TransWestern Publishing Company, a Delaware corporation, and TransWestern Publishing Company, L.P., a Delaware limited partnership.

     WITNESSETH that:

     WHEREAS, TransWestern Publishing Company is a wholly-owned subsidiary of TransWestern Publishing Company, L.P.;

     WHEREAS, both of the constituent business entities desire to merge into a single limited partnership, as hereinafter specified;

     NOW, THEREFORE, the parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of such merger and mode of carrying the same into effect as follows:

     FIRST: TransWestern Publishing Company, L.P., hereby merges TransWestern Publishing Company into itself and TransWestern Publishing Company shall be and hereby is merged into TransWestern Publishing Company, L.P., which shall be the surviving limited partnership (the "Merger").

     SECOND: Each share of Common Stock of the merged corporation outstanding at the time the Merger becomes effective shall, by virtue of the Merger and without any action on the part of the surviving limited partnership, as the holder of all such outstanding Common Stock, be cancelled and retired and all certificates representing such shares shall be cancelled, and no cash or securities or other property shall be issued in respect thereof.

     THIRD:   The terms and conditions of the Merger are as follows:

     (a) The Agreement of Limited Partnership of the surviving limited partnership as it shall exist on the effective date of the Merger shall be and remain the Agreement of Limited Partnership of the surviving limited partnership until the same shall be altered, amended or repealed as therein provided.

     (b) The officers of the surviving limited partnership shall continue in office until their successors shall have been elected and qualified.

     (c) The Merger shall become effective upon filing with the Secretary of State of Delaware.

     (d) Upon the Merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving limited partnership without further act or deed and all property, rights and every other interest of the surviving limited partnership and the merged corporation shall be as effectively the property of the surviving limited partnership as they were of the surviving limited partnership and the merged corporation, respectively. The merged corporation hereby agrees from time to time as and when requested by the surviving limited partnership or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving limited partnership may deem necessary or desirable in order to vest in and confirm to the surviving limited partnership title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the Merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the general partner, acting as general partner, of the surviving limited partnership are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

     IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by the Board of Directors of the merged corporation and by the Board of Directors of the general partner, acting as general partner, of the surviving limited partnership, have caused these presents to be executed by the Chief Executive Officer or the President, respectively, and attested by the Secretary of each party hereto as the respective act, deed and agreement of each of such business entity, on this 13th day of May, 1993.

                                   TRANSWESTERN PUBLISHING COMPANY

                                   By /s/ LAURENCE H. BLOCH
                                      ----------------------------
                                      Name: Laurence H. Bloch
                                      Title: President


ATTEST:

By: /s/ DAVID W. POLLAK
   --------------------
   David W. Pollak
   Secretary

                                   TRANSWESTERN PUBLISHING COMPANY, L.P.
                                   By TRANSWESTERN COMMUNICATIONS
                                      COMPANY, INC., its General Partner

                                   By /s/ JAMES D. DUNNING, JR.
                                      ----------------------------
                                      Name: James D. Dunning, Jr.
                                      Title: Chief Executive Officer

ATTEST:

By: /s/ LAURENCE H. BLOCH
   ----------------------
   Laurence H. Bloch
   Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                      TRANSWESTERN PUBLISHING COMPANY, L.P.


                        *         *         *         *
        Adopted in accordance with the provisions of Section17-202 of the
                Delaware Revised Uniform Limited Partnership Act
                        *         *         *         *


                                      FIRST

        The name of the limited partnership is TransWestern Publishing Company, L.P. (the "Partnership").


                                     SECOND

         The Certificate of Limited Partnership of the Partnership is amended by deleting article First of the Certificate of Limited Partnership and substitute therefor as follows:

                                     "FIRST

        The name of the limited partnership is TransWestern Holdings, L.P. (the "Partnership")."


               IN WITNESS WHEREOF, the undersigned being the general partner hereinbefore named, declaring and certifying that the facts herein stated are true for the purpose of amending the Certificate of Limited Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, hereby make this Certificate of Amendment to Certificate of Limited Partnership as of the 4th day of November, 1997.

                                     TransWestern Communications Company, Inc.,
                                       a Delaware corporation

                                     By: /s/ JOAN FIORITO
                                         --------------------------
                                         Joan Fiorito
                                         Chief Financial Officer